UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 4, 2016

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 300, Newark, California 94560
(Address of principal executive offices) (Zip Code)

(510) 744-8000
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2016, R. Scott Shively, the Senior Vice President and Chief Commercial Officer of Depomed, Inc. (the “Company”) resigned as an officer of the Company, effective as of that date.  In connection with the termination of his employment with the Company, pursuant to his Management Continuity Agreement with the Company effective February 12, 2016 and a release of claims executed in connection with his termination:  (i) Mr. Shively will receive twelve months of base salary and health insurance benefits, and is eligible for three months of outplacement services; and (ii) 15,625 of the restricted stock units held by Mr. Shively will vest as scheduled on December 1, 2016 (or, in the Company’s discretion and in lieu of the vesting of such restricted stock units, the Company may elect to make a cash payment to Mr. Shively equal to the product of 15,625 and the closing sale price of the Company’s common stock on December 1, 2016).  The release of claims becomes effective on November 11, 2016 and is revocable by Mr. Shively until that date pursuant to applicable employment law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.
Date: November 8, 2016
/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel

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